                                                                     EXHIBIT 13


                            GRANT OF SECURITY INTERESTS

              GRANT OF SECURITY INTERESTS (the "Grant"), dated as of September 8, 1999, from LOUIS DREYFUS NATURAL GAS HOLDINGS CORP., a Delaware corporation ("Pledgor") to ANATOLY SVERDLIN, individually and derivatively on behalf of Automated Marine Propulsion Systems, Inc. (collectively, the "Secured Party).

              WHEREAS, the Secured Party obtained a judgment dated January 25, 1999 against Pledgor in the 215th Judicial District Court, Harris County, Texas in the action entitled ANATOLY SVERDLIN V. AUTOMATED MARINE PROPULSION SYSTEMS, INC. AND L.D.E. ASSOCIATES, L.L.C., ET. AL., Cause No. 97-02103 (the "Action"), which judgment was subsequently reformed (as reformed, the "Judgment") by order of the Court in the 295th Judicial District Court, Harris County, Texas (the "Court") dated April 29, 1999.

              WHEREAS, on May 25, 1999 the Court issued an order in the Action, which order has been modified subsequently (as modified, the "Order"), suspending the Judgment on condition that Pledgor provide to the Secured Party certain security interests in the Collateral (as defined below in Section 1) by September 10, 1999.

              WHEREAS, the Grant is intended to provide to the Secured Party the security interests in the Collateral required by the Order.

              NOW, THEREFORE, Pledgor hereby grants certain security interests to the Secured Party on the following terms and conditions:

              1. As used herein, each of the terms set forth below shall have the following meanings:

              "AGENT" means Societe Generate, as agent for and representative (within the meaning of Section 9-105(m) of the Uniform Commercial Code as in effect from time to time in the State of New York) of Societe Generale and Banque Nationale de Paris (the "Banks"), listed on the signature pages of the Convention de Pret en Devises dated December 27, 1995, as amended, (the "Credit Agreement") among S.A. Louis Dreyfus et Cie ("SALD", as defined below), the Banks and Societe Generale, as Agent, as amended and the respective successors and assigns of such Banks, and any successor Agent appointed pursuant to the provisions of the Credit Agreement.

              "A SHARES" means the 5,500,000 shares of common stock, par value $0.01 per share, of Issuer (as defined below), and the 11 stock certificates, each representing 500,000 of such shares, each registered in Pledgor's name and accompanied by a blank Stock Power signed by Pledgor, numbered as follows:

        C-017267          C-017287         C-017291         C-017295
        C-017275          C-017289         C-017293         C-017300
        C-017276          C-017290         C-017294

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

              "ADDITIONAL RIGHTS means:

              (a) all dividends including the Pledged Dividends (as defined below) and other distributions in respect of the Pledged Shares (as defined below), any instruments, securities or other property issued in substitution therefor or replacement thereof or with respect thereto and any distribution with respect thereto;

              (b) all other instruments, securities and other property issued with respect to or in exchange for the Pledged Shares, or any instruments, securities or other property issued in substitution therefor or replacement thereof or with respect thereto (whether, in either case, upon conversion of convertible securities included therein or through stock split, spin-off, reclassification, merger, consolidation, sale of assets, combination of shares or otherwise);

              (c) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software (owned by Pledgor or in which it has an interest) that at any time evidence or contain information relating to the Pledged Shares or are otherwise necessary or helpful in the collection thereof or realization thereupon;

              (d) all rights (contractual and otherwise and whether constituting accounts, contract rights or general intangibles) arising under, connected with or in any way related to the Collateral described in clauses
(a) or (b) of this definition other than Pledgor's right to receive payments from SALD under the Transfer Agreement dated December 20, 1996 between SALD and Pledgor, as the same may be amended from time to time;

              (e) all claims (including the right to sue or otherwise recover on such claims) (i) to items covered under the definition of Collateral and (ii) against third parties that in any way arise under or out of or are related to or connected with any or all of the Collateral;

              (f) all products and proceeds of the Collateral in whatever form;

              (g)   the Registration Rights Assignment (as defined below); and

              (h)   the Equity Assignment (as defined below).

              "B SHARES" means 5,500,000 shares of common stock, par value $0.01 per share, of Issuer, and the 11 stock certificates, each representing 500,000 of such shares, each registered in Pledgor's name and accompanied by a blank Stock Power signed by Pledgor, numbered as follows and which are subject to a first lien pursuant to the French Pledge Agreement (as defined below) that is senior to the lien created by the Grant:

               C-017270       C-017279        C-017282      C-017285
               C-017277       C-017280        C-017283      C-017286
               C-017278       C-017281        C-017284

              "COLLATERAL" means Pledgor's interests (whatever it may be at any time and from time to time) in the Pledged Shares and the Additional Rights, in each case whether now or hereafter existing or now owned or hereafter acquired by Pledgor and whether or not the same is now contemplated, anticipated or foreseeable, and wherever the same may be located.

              "EQUITY ASSIGNMENT" means the Assignment of Equity Interest in Shares, dated as of September 8, 1999, by Pledgor to the Secured Party attached hereto as Exhibit A.

              "ESCROW AGENT" means Bank One, Texas, N.A. ("Bank One") in its limited capacity as escrow agent for Pledgor and the Secured Party to hold the Collateral pursuant to the terms of the Escrow Agreement, and any successor to Bank One that is serving as the Escrow Agent under the Escrow Agreement.

              "ESCROW AGREEMENT" means the agreement between Pledgor and the Escrow Agent attached hereto as Exhibit B.

              "FINAL APPELLATE DETERMINATION DATE" shall mean the date when, upon conclusion of all appeals taken by Pledgor, the Clerk of the Court in the 295 th Judicial District Court, Harris County, Texas receives a valid mandate from an appellate court that has rendered the Final Appellate Judgment (as defined below) which is either not appealed by Pledgor or from which an appeal is not available.

              "FINAL APPELLATE JUDGMENT" shall mean the judgment of the appellate court that concludes all appeals taken by Pledgor in the Action.

              "FRENCH PLEDGE AGREEMENT" means the Pledge Agreement dated as of December 27, 1995 among SALD, the Banks and the Agent, as it may have been or may in the future be modified or amended in accordance with the terms thereof.

              "ISSUER" means Louis Dreyfus Natural Gas Corp., an Oklahoma corporation.

              "PLEDGED DIVIDENDS" means the dividends paid in respect of (i) the A Shares and (ii) the B Shares on which the Senior Lien (as defined below) is released from time to time pursuant to the terms of the French Pledge Agreement.

              "PLEDGED SHARES" means the A Shares and the B Shares together.

              "REGISTRATION RIGHTS ASSIGNMENT" means the Assignment, dated as of September 8, 1999, from Pledgor to the Secured Party, attached hereto as Exhibit C, of all of Pledgor's rights, title and interests in and to the Registration Rights Agreement dated as of November 9, 1993 by and between Issuer and Pledgor, as amended by a letter agreement dated December 27, 1995 among SALD, Pledgor and Issuer and a letter agreement dated May 1, 1998 among L.D. Fashions Holdings Corp., Pledgor and Issuer, and as it may be further amended or modified from time to time, as it relates to the Collateral.

              "SALD" means S.A. Louis Dreyfus et Cie, a French corporation, and the ultimate parent corporation of Pledgor.

              "SECURED OBLIGATION" means Pledgor's obligation pursuant to the Final Appellate Judgment to pay to the Secured Party the amount due from Pledgor under the Final Appellate Judgment.

              "SECURITY INTERESTS" means the security interests in the Collateral created under the Grant.

              "SENIOR LIEN" means the senior lien on the B Shares granted by Pledgor to the Banks pursuant to the French Pledge Agreement.

              2. To secure the payment by Pledgor of the Secured Obligation, Pledgor pledges the Collateral to the Secured Party and grants to the Secured Party certain continuing security interests in the Collateral.

              3. The Security Interests shall at all times be valid, perfected and enforceable against Pledgor in accordance with the terms of the Grant, and the Collateral shall not at any time be subject to any lien, other than the Senior Lien.

              4. Pledgor shall take all action that may be necessary or desirable to maintain the validity, perfection, enforceability and priority (subject to the Senior Lien) of the Security Interests in the Collateral and to protect and preserve the Collateral.

              5. Pledgor shall file a financing statement in Delaware in the form attached hereto as Exhibit D.

              6. Pledgor shall use its best efforts to cause the Banks to cause any of the B Shares on which the Senior Lien is released from time to time pursuant to the teams of the French Pledge Agreement to be delivered directly to the Escrow Agent and, in that connection will (i) request that SALD send a notice to the Agent substantially as set forth in Exhibit E attached hereto; and (ii) send a notice to Citibank, N.A. substantially in the form set forth in Exhibit F attached hereto.

              7. Pledgor shall (i) receive in trust all Pledged Dividends received by Pledgor until termination of the Security Interests or delivery of the Collateral by the Escrow Agent to Sverdlin under the Escrow Agreement, as the case may be, and (ii) promptly deliver such Pledged Dividends received by it to the Escrow Agent, to be held by the Escrow Agent pursuant to the terms of the Escrow Agreement.

              8. If any monetary portion of the Judgment against Pledgor is affirmed in whole or in part in the Final Appellate Judgment and if Pledgor fails to pay such amount within 21 days following the Final Appellate Determination Date, then the Secured Party shall be entitled to receive the Collateral in full or partial satisfaction of the Judgment, as the case may be, upon entry of an order of the Court authorizing its release to the Secured Party. The Secured Party shall thereupon be authorized to transfer into or register in its name or the name of its nominee any or all of the Pledged Shares constituting the Collateral and any of the other Collateral, and may, from time to time, by notice to Pledgor, in its own or Pledgor's name, exercise any and all rights, powers and privileges with respect to the Collateral, and with the same force and effect, as could Pledgor. The reference herein to "the Judgment against Pledgor" shall not, for any purpose whatsoever, be deemed to include a judgment against any other parry to the Action.

              9. Until the Secured Parry becomes entitled to receive the Collateral as provided in Section 8 hereof, Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral and associated Registration Rights or the B Shares or any part thereof for any purpose not inconsistent with the terms of the Grant or the Order.

              10. Notwithstanding that the Pledged Shares are pledged to the Secured Party, until the certificates for the Pledged Shares and accompanying Stock Powers are delivered to the Secured Party under Section 8 hereof, neither the certificates for the Pledged Shares and accompanying Stock Powers, the Registration Rights Assignment, the Equity Assignment nor the Pledged Dividends shall be delivered to the Secured Party, but shall be delivered only to the Escrow Agent to be held by the Escrow Agent pursuant to the terms of the Escrow Agreement.

              11. The Security Interests and all of Pledgor's obligations under the Grant shall terminate upon the earliest to occur of (a) the issuance of the Final Appellate Judgment if the Final Appellate Judgment does not require that Pledgor make any payment to the Secured Parry, (b) if the Final Appellate Judgment has provided for such a payment by Pledgor, then upon payment by Pledgor of the payment required by the Final Appellate Judgment before the Collateral has been delivered to the Secured Party pursuant to
Section 8, and (c) the issuance of an order from the Court terminating the Security Interests provided for under the Grant.

              12. Upon the termination in accordance with the Grant of all or part of the Security Interests and the receipt of an order of the Court in connection therewith terminating the Security Interests in accordance with the Grant or directing the Escrow Agent to deliver the Collateral to Pledgor, the Secured Patty shall promptly execute and deliver to Pledgor (i) a UCC-3 form in the form attached hereto as Exhibit G, or any form which may have replaced or is similar to the UCC-3 form, and (ii) any other documents which the Secured Party is required under mandate of the Court to execute and deliver to Pledgor for the release of the liens on the Collateral corresponding to any such termination.

              13. No rights of the Secured Party under the Grant may be assigned without the prior approval of the Court.

              14. THE GRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. PLEDGOR SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURT, THAT IS, THE 295TH JUDICIAL DISTRICT COURT SITUATED IN HARRIS COUNTY, TEXAS. ALL DISPUTES AND CONTROVERSIES RELATING TO THE GRANT OR TO ANY OF THE TRANSACTIONS CONTEMPLATED BY THE GRANT SHALL BE DETERMINED BY THE COURT.

              IN WITNESS WHEREOF, the undersigned has caused this instrument setting forth this Grant of Security Interests to be executed as of the date first above written.

                                          PLEDGOR:


                                          LOUIS DREYFUS NATURAL GAS HOLDINGS
                                          CORP.


                                          By:
                                              ------------------------------
                                              Name:  Connie S. Linhart
                                              Title:  President & Treasurer

                       ASSIGNMENT OF EQUITY INTEREST IN SHARES

              Louis Dreyfus Natural Gas Holdings Corp. ("Pledgor") is the registered and beneficial owner of 5,500,000 shares of Louis Dreyfus Natural Gas Corp. (the "Pledged Shares") that, pursuant to a Pledge Agreement dated December 27, 1995 (the "Pledge Agreement"), have been pledged to Societe Generale, as Agent for certain banks and are subject to the security interest created by the Pledge Agreement.

              By an order, dated May 25, 1999 (the "Order"), of the Court in the 295 th Judicial District Court, Harris County, Texas (the "Court"), in the action entitled ANATOLY SVERDLIN V. AUTOMATED MARINE PROPULSION SYSTEMS, INC. AND L.D.E. ASSOCIATES, L.L.G, ET AL., the Court suspended the judgment in that action on condition, among others, that Pledgor assign to Anatoly Sverdlin, individually and derivatively on behalf of Automated Marine Propulsion Systems, Inc. (collectively, the "Secured Party"), Pledgor's equity interest in the Pledged Shares.

              In order to comply with that portion of the Order that directs Pledgor to assign to the Secured Party Pledgor's equity interest in the Pledged Shares and as additional collateral under the terms of the Grant of Security Interests dated the date of this Assignment (the "Grant of Security Interests"), Pledgor assigns to the Secured Party all of Pledgor's right and title to and interest in the Pledged Shares as that interest may exist under and after satisfaction of all of the obligations for which the Pledged Shares were pledged under the Pledge Agreement.

              As provided in the Grant of Security Interests, this Assignment will be delivered to and held by the Escrow Agent (as that term is defined in the Grant of Security Interests) under the terms of the Escrow Agreement (as that term is defined in the Grant of Security Interests) and shall become effective only if and when it is delivered to the Secured Party by the Escrow Agent pursuant to the terms of the Escrow Agreement.

              This Assignment may not be assigned by the Secured Party.

              THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. PLEDGOR SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURT, THAT IS, THE 295TH JUDICIAL DISTRICT COURT SITUATED IN HARRIS COUNTY, TEXAS. ALL DISPUTES AND CONTROVERSIES RELATING TO THIS ASSIGNMENT OR TO ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS ASSIGNMENT SHALL BE DETERMINED BY THE COURT.

Signed by Pledgor as of September 8, 1999.


                                          LOUIS DREYFUS NATURAL GAS HOLDINGS
                                          CORP.


                                          By:
                                              ------------------------------
                                              Name:  Connie S. Linhart
                                              Title:  President & Treasurer

                       ESCROW AGREEMENT BANK ONE, TEXAS, N.A.

              THIS ESCROW AGREEMENT (the "Escrow Agreement") dated and effective as of the 8th day of September, 1999 between LOUIS DREYFUS NATURAL GAS HOLDINGS CORP., a Delaware corporation (the "Depositor"), and BANK ONE, TEXAS, N.A., as escrow agent hereunder (in such capacity, the "Escrow Agent"), each being duly authorized to execute and deliver this Escrow Agreement.

                                       RECITALS

              WHEREAS, Anatoly Sverdlin, individually and derivatively on behalf of Automated Marine Propulsion Systems, Inc. (collectively, "Sverdlin") obtained a judgment dated January 25, 1999 against the Depositor in the 215 th Judicial District Court, Harris County, Texas in the action entitled ANATOLY SVERDLIN V. AUTOMATED MARINE PROPULSION SYSTEMS, INC. AND L.D.E. ASSOCIATES, L.L.C., ET AL., Cause No. 97-02103 (the "Action"), which judgment was subsequently reformed (as reformed, the "Judgment") by order of the Court in the 295th Judicial District Court, Harris County, Texas (the "Court") dated April 29, 1999.

              WHEREAS, on May 25, 1999 the Court issued an order in the Action, which order has been modified subsequently (as modified, the "Order"), suspending the Judgment on condition that by September 10, 1999 the Depositor shall have placed in escrow, under arrangements approved by the Court, certain security interests provided to Sverdlin.

              WHEREAS, in order to comply with the terms of the Order, the Depositor desires that, and has requested the Escrow Agent to be engaged as agent in accordance with the terms and conditions hereof, and

              WHEREAS, the Escrow Agent is willing to perform such services in accordance with the terms and conditions hereof and has established the Escrow Account hereunder.

                                    WITNESSETH:

              NOW, THEREFORE, in consideration of the covenants and agreements herein contained, and for other good, fair and valuable considerations and reasonably equivalent value, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Escrow Agent and the Depositor do agree as follows, intending to be legally bound:

              Section 1. CERTAIN RULES OF CONSTRUCTION AND DEFINED TERMS. For all purposes of this Escrow Agreement, except as otherwise expressly provided or unless the context otherwise requires:

              (a) All Persons (as defined below) and entities defined or mentioned herein as parties hereto or to the other agreements, instruments, documents and the like mentioned herein shall include, as applicable, each and all of their respective heirs, legal representatives, successors and assigns.

              (b) All references to agreements, instruments, documents and the like herein shall mean and include all amendments, supplements and modifications thereto and restatements thereof and substitutions therefor, as such agreements, instruments, documents and the like are so amended, supplemented, modified or restated in accordance with their respective terms.

              (c) The words "herein," "hereof and "hereunder" and other words of similar import refer to this Escrow Agreement as a whole and not to any particular Section or other subdivision.

              (d) All headings used in this Escrow Agreement are for the convenience of the parties only and shall not be used in construing the meaning or intent of the terms and provisions hereof.

              (e) The following terms shall have the respective meanings set forth or referred to below in this Section. Except where the context otherwise requires, words importing the singular number shall include the plural and vice versa.

              "BUSINESS DAY" shall mean any day on which banks are open for general banking business in the State of Texas, other than a Saturday, a Sunday, a legal holiday or any other day on which banks in the State of Texas are required or authorized by law or executive order to close. If any action or time for performance pursuant to this Escrow Agreement is to occur on any day that is not a Business Day, such time for action or performance shall be extended to the next Business Day.

              "CONDITION" or "CONDITIONS" shall mean the requirements set forth in Exhibit A, subject to the receipt of written instructions in compliance with such requirements by a Trust Officer of the Escrow Agent at the Escrow Agent's Corporate Trust Offices, during the Escrow Agent's business hours on a Business Day.

              "COURT" shall mean the 295 th Judicial District Court, Harris County, Texas.

              "DEPOSITOR" shall have the meaning assigned to such term in the preamble to this Escrow Agreement.

              "ESCROW AGENT" shall have the meaning assigned to such term in the preamble to this Escrow Agreement.

              "INDEMNIFIED PARTY" shall mean the Escrow Agent and/or any of its shareholders, directors, agents, officers and employees.

              "PERSON" shall mean any individual, corporation, trust, unincorporated organization, governmental authority or any other form of entity.

              "PERMITTED INVESTMENTS" shall mean The One Group U.S. Treasury Money Market Fund or any successor fund thereto.

              "PROPERTY" shall mean the items of property described on Exhibit C.

              Section 2. DEPOSIT IN ESCROW. The Depositor will deliver to the Escrow Agent the Property to be held by the Escrow Agent in escrow pursuant to the provisions of this Escrow Agreement.

              Section 3. ESCROW INSTRUCTIONS. The Escrow Agent is hereby authorized and instructed to deliver the Property to Sverdlin or to the Depositor, in either case upon strict compliance with the Condition(s); and upon such delivery the Escrow Agent's duties and liabilities in connection with this Escrow Agreement and the Property shall terminate.

              Section 4. INVESTMENT OF FUNDS HELD BY ESCROW AGENT. Pending distribution in accordance with the provisions of Section 3 hereof, all collected and available funds held by the Escrow Agent pursuant to this Escrow Agreement shall be invested in Permitted Investments. The parties hereby acknowledge and agree that unless written instructions and collected and available funds are delivered to the Escrow Agent by 11:00 a.m. Central Time on a Business Day, the funds will remain uninvested until the next Business Day. All interest earnings on Permitted Investments shall be credited upon receipt to the Escrow Account hereunder and invested in Permitted Investments.

              Section 5. AVAILABILITY OF FUNDS/DELIVERY OF PROPERTY. All parties acknowledge and agree that delivery of the Property is subject to the sale and final settlement of Permitted Investments. When funds are invested in The One Group U.S. Treasury Money Market Fund, delivery of the Condition(s) must be made to the Escrow Agent by 11:00 a.m. Central Tune if the Property is to be delivered by the close of that Business Day. Otherwise, the Property will be delivered on the next Business Day. With respect to the sale of any other Permitted Investment, if the final settlement of that sale has not occurred by 1:00 p.m. Central Time on the day the Condition(s) is delivered to the Escrow Agent, all parties acknowledge and agree that the Property will be delivered on the next Business Day.

              Section 6. CONCERNING THE ESCROW AGENT. (a) All parties acknowledge and agree that the Escrow Agent is acting solely and exclusively as a depository hereunder. The Escrow Agent shall have no liability to any Person in acting upon on any written notice, request, waiver, consent, certificate, receipt, authorization, or other paper or document which the Escrow Agent believes to be genuine and what it purports to be, or refraining from acting when the Escrow Agent does not believe it to be genuine and what it purports to be.

              (b) The Escrow Agent may confer with legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof, or its duties hereunder, and it shall incur no liability and it shall be fully protected in acting in accordance with the opinions of such counsel.

              (c) In the event of any conflicting or inconsistent claims or demands being made in connection with the subject matter of this Escrow Agreement, or in the event that the Escrow Agent is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue to refrain from acting until the rights of all parties have been fully and finally adjudicated by the Court. In addition to the foregoing rights, in the event the Escrow Agent has any doubt as to the course of action it should take under this Escrow Agreement, the Escrow Agent is hereby authorized to petition the Court for instructions or to interplead the funds or assets so held into such court. The parties agree to the jurisdiction of the Court over their persons as well as the Property, waive personal service of process, and agree that service of process by overnight mail to the address set forth below in Section 7 corresponding to each party shall constitute adequate service. The Depositor hereby agrees to indemnify and hold the Escrow Agent harmless from any liability or losses occasioned thereby and to pay any and all of its fees, costs, expenses, and counsel fees and expenses incurred in any such action and agrees that, on such petition or interpleader action, the Escrow Agent, its servants, agents, employees or officers will be relieved of further liability.

              (d) THE INDEMNIFIED PARTY SHALL NOT BE LIABLE TO ANY PERSON FOR ANYTHING WHICH IT MAY DO OR REFRAIN FROM DOING IN CONNECTION WITH THIS ESCROW AGREEMENT, INCLUDING THE INDEMNIFIED PARTY'S OWN NEGLIGENCE, BUT EXCLUDING THE INDEMNIFIED PARTY'S OWN GROSS NEGLIGENCE OR WILLFUL MALFEASANCE. THE INDEMNIFIED PARTY'S LIABILITY FOR ANY GROSSLY NEGLIGENT PERFORMANCE OR NONPERFORMANCE SHALL NOT EXCEED ITS FEES IN CONNECTION WITH THE SERVICES PROVIDED HEREUNDER. IN NO EVENT SHALL THE INDEMNIFIED PARTY BE LIABLE TO THE DEPOSITOR OR SVERDLIN OR ANY THIRD PARTY FOR SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES, OR LOST PROFIT'S OR LOSS OF BUSINESS, ARISING UNDER OR IN CONNECTION WITH THIS ESCROW AGREEMENT.

              (e) THE DEPOSITOR HEREBY AGREES TO PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS THE INDEMNIFIED PARTY AGAINST, ANY AND ALL COSTS, LOSSES, DAMAGES, LIABILITIES, CLAIMS, EXPENSES (INCLUDING COUNSEL FEES AND EXPENSES) AND CLAIMS INCURRED BY IT WITHOUT GROSS NEGLIGENCE OR WILLFUL MALFEASANCE ON THE INDEMNIFIED PARTY'S PART ARISING OUT OF OR IN CONNECTION WITH ITS ENTERING INTO THIS ESCROW AGREEMENT AND THE CARRYING OUT OF ITS DUTIES HEREUNDER, INCLUDING THE COSTS AND EXPENSES OF DEFENDING ITSELF AGAINST ANY CLAIM OF LIABILITY RELATING TO THIS ESCROW AGREEMENT.

              (f) The Escrow Agent may resign for any reason, upon 30 day's written notice to the Depositor and Sverdlin. Upon expiration of such 30 day notice period, the Escrow Agent may deliver all cash and other property in its possession, after the payment of all fees and expenses of the Escrow Agent, under this Escrow Agreement to any successor escrow agent appointed by Depositor and approved by order of the Court, or if no successor escrow agent has been so appointed, to the Court. Upon either such delivery, the Escrow Agent shall be released from any and all liability under this Escrow Agreement. A termination under this paragraph shall in no way discharge clauses (d), (e) and (g) of this Section 6 affecting reimbursement of expenses, indemnity and fees.

              (g) Contemporaneously with the execution of this Escrow Agreement, the Depositor shall pay to the Escrow Agent an Acceptance Fee of $500.00 and a base Annual Administration Fee of $2000.00, which fee shall be deemed fully earned immediately, regardless of the actual length of time during which this Escrow Agreement is effective. In addition, the Depositor agrees to pay to the Escrow Agent its customary fees and expenses, including counsel fees and expenses for the services rendered by it pursuant to the provisions of this Escrow

Agreement. The Depositor agrees to reimburse the Escrow Agent for its expenses, including counsel fees and expenses incurred in connection with the negotiation of this Escrow Agreement which shall be paid upon execution of this Escrow Agreement. The Escrow Agent's current fee schedule is attached hereto as Exhibit B (but such fees may be adjusted from time to time, in which case the Depositor agrees to pay the adjusted fees).

              (h) It is strictly understood that the Escrow Agent has no duty to disburse any funds to any Person until such funds have been collected by the Escrow Agent and those funds are available in accordance with normal banking procedures and/or policy. In the event that any funds, including collected funds, deposited in the Escrow Account prove uncollectible, the Depositor and the Escrow Agent shall immediately reimburse the Escrow Agent upon request for the face amount of such deposit.

              (i) No assignment of the interest of the Depositor shall be binding upon the Escrow Agent unless approved by order of the Court and written evidence of such assignment in form satisfactory to the Escrow Agent shall be filed with and accepted by the Escrow Agent.

              (j) Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its corporate trust business and assets as a whole or in part, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, shall be and become the successor Escrow Agent hereunder and vested with all of the title to the whole property or trust estate and all the trust, powers, immunities, privileges, protections and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

              Section 7.    MISCELLANEOUS.

              (a) All notices and other communications or deliveries hereunder shall, as applicable, be in writing, and shall be deemed to be duly given if delivered in person or sent by overnight mail to the respective address of the Person entitled to receive such notice or delivery, as set forth below. All parties may, from time to time, change their respective address for notices by giving written notice of such change to the other parties hereto. The Escrow Agent shall not be charged with knowledge of any fact, including, but not limited to, performance or nonperformance of any Condition, unless 'it has actually received written notice thereof from the Depositor or its authorized representative clearly referring to this Escrow Agreement.

              To the Depositor:

                     Williams & Connolly
                     725 Twelfth Street, N.W.
                     Washington, D.C. 20005
                     Attn:  John J. Buckley, Jr., Esq.

              with a copy to:

                     Louis Dreyfus Natural Gas Holdings Corp.
                     3411 Silverside Road
                     Suite 210E Baynard Bldg.
                     Wilmington, DE 19810-4808
                     Attn:  Connie S. Linhart

              To the Escrow Agent:

                     Bank One, Texas, N.A.
                     Corporate Trust Department
                     500 Throckmorton St., Suite 801
                     Fort Worth, TX 76102

              To Sverdlin:

                     Cunningham & Associates, P.C.
                     12 Greenway Plaza, Suite 1350
                     Houston, TX 77046-1201
                     Attn:  Lloyd R. Cunningham, Esq.

              with a copy of such communication, excluding any enclosures, to:

                     Anatoly SverdIin
                     c/o Cunningham & Associates, P.C.
                     12 Greenway Plaza, Suite 1350
                     Houston, TX 77046-1201
                     Attn:  Lloyd R. Cunningham, Esq.

              (b) The rights created by this Escrow Agreement shall inure to the benefit of, and the obligations created hereby shall be binding upon, the successors and assigns of each of the parties hereto.

              (c) This Escrow Agreement shall be construed and enforced according to the laws of the State of Texas without regard to its principles of conflicts of law.

              (d) This Escrow Agreement shall terminate and the Escrow Agent shall be discharged of all responsibility hereunder at such time as Escrow Agent shall have completed its duties hereunder; PROVIDED, HOWEVER, the Escrow Agent's rights to indemnity and to receive payment of its fees and expenses shall survive any termination of this Escrow Agreement and any resignation or removal of the Escrow Agent.

              (e) This Escrow Agreement may be executed in several counterparts, which taken together shall constitute a single document.

              (f) This Escrow Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the transactions described herein and supersedes all prior agreements or understandings, written or oral, between the parties with respect thereto. There are no implied duties under this Escrow Agreement. The Escrow Agent's only duty is to act in accordance with this Escrow Agreement. The Escrow Agent is not a party to any other agreement and the Escrow Agent shall not be subject to any other agreement even though reference thereto may be made herein.

              (g) If any provision of this Escrow Agreement is declared by the Court to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

              (h) No amendment, modification or waiver of any provision of this Escrow Agreement nor consent to any departure by any Person from the provisions hereof shall be effective in any event unless the same shall be in writing and signed by each of Depositor and Escrow Agent and approved by order of the Court, and then any such waiver or consent shall be effective only in the specific instance and purpose for which given.

              (i) Pursuant to the regulations of the Office of the Comptroller of the Currency [12 C.F.R 12.5(a)], the Depositor has the right to receive, at no additional cost and within five Business Days of the transaction, a written notification disclosing certain information, if applicable, relating to securities purchase and sale transactions in the Escrow Account. The Escrow Agent has the option of furnishing to the Depositor either (1) a copy of the broker-dealer confirmation relating to the transaction or (2) a written notification disclosing: the Escrow Agent's name, the account name, the Escrow Agent's capacity in the transaction, the date of execution (and, upon the Depositor's written request, the time of execution) of the transaction, the identity, price and number of shares involved, the remuneration to the broker-dealer and his identity, the total remuneration to be received by the Escrow Agent, and, if no broker-dealer was involved, the identity of the person from whom the security was purchased or to whom it was sold.

              In lieu of the foregoing time and form of notification, the Depositor agrees that the Escrow Agent's periodic statements, transmitted pursuant to the terms of this Escrow Agreement, will suffice.

              (j) The Depositor warrants to the Escrow Agent that there are no federal, state or local tax liabilities or filing requirements whatsoever concerning the Escrow Agent's actions contemplated hereunder and warrant and represent to the Escrow Agent that the Escrow Agent has no duty to withhold or file any report or any tax liability under any federal or state income tax, local or state property tax, local or state sales or use taxes, or any other tax by any taxing authority. The Depositor agrees to indemnify the Escrow Agent fully from any tax liability, penalties or interest incurred by the Escrow Agent arising hereunder and agrees to pay in full any such tax liability together with penalty and interest, if any, that is ultimately assessed against the Escrow Agent for any reason as a result of its action hereunder (except for the Escrow Agent's individual income tax liability).

              IN WITNESS WHEREOF, the Depositor and the Escrow Agent have executed this Escrow Agreement effective as of the day and year first above written.

                                   LOUIS DREYFUS NATURAL GAS HOLDINGS
                                   CORP.

                                   "Depositor"

                                   By:
                                       ----------------------------------
                                       Title:  President & Treasurer
                                       Tax Identification Number:  06-1319711



                                   BANK ONE, TEXAS, N.A.

                                   "Escrow Agent"

                                   By:
                                      --------------------------------
                                   Title:
                                         -----------------------------

                                     EXHIBIT A

              The Escrow Agent shall hold the Property and deliver the Property either to the Depositor or to Sverdlin upon receipt of an older of the 295th District Court, Harris County, Texas in the action entitled ANATOLY SVERDLIN V. AUTOMATED MARINE PROPULSION SYSTEMS, INC. AND L.D.E. ASSOCIATES, LLC., ET AL. (Cause No. 97-0210) authorizing or directing the Escrow Agent to deliver the Property to the Depositor or to Sverdlin, as the case may be.

                                     EXHIBIT B

                                Escrow Fee Schedule

RE:  Louis Dreyfus Natural Gas Holdings Corp. - Escrow Agreement

Acceptance Fee.....................................................$500

Annual Administration Fee..........................................$2,000

Out-of-pocket Expenses:

      A charge of 4% of the total fees will be added to cover ordinary business expenses for postage, checks, stationery, printing, messenger deliveries, and telephone. Expenses for extraordinary services, such as, but not limited to, travel, legal securities delivery, and legal notice publication will be billed additionally.

Extraordinary Time Charges: .......................................$200 per
                                                                   hour (see
                                                                   below)

Additional Terms and Conditions:

      Acceptance of the appointment is subject to document provisions being satisfactory to the bank.

      After initial review and comment on the escrow document, any additional review, comment and negotiation on material changes to the document will be billed as Extraordinary Time Charges.

      The fees quoted in this letter apply to services ordinarily rendered is the administration of an Agency Account. They are subject to reasonable adjustment based on final review of documents. Fees can also be adjusted when the Agent is called upon to undertake unusual duties or responsibilities, or as changes in law, procedures, or the cost of doing business demand. Services in addition to and not contemplated in the agreement, including, but not limited to, document amendments and revisions, nonstandard cash and/or investment transactions, calculations, notices, reports, and default administration will be billed as Extraordinary Time Charges.

      Unless otherwise indicated, the above fees provide for the establishment of one account. Additional sub-accounts governed by the same escrow agreement may be established at as additional charge of $250 per account.

      The Acceptance Fee and the first year Annual Administration Fee are payable upon execution of the escrow documents. In the event the escrow is not funded, the Acceptance Fee and all related expenses will not be refunded. Annual Administration fees cover a full year in advance, or any part thereof, and thus are not pro-rated in the year of termination.

      Upon a client's direction, cash balances will be invested in any one of the following:

             Cash balances may be invested on a daily basis in a time deposit account with a BANK ONE affiliate bank in which event Bank One will waive its cash management fee.

             Cash balances may be invested in The One Group-Registered Trademark- Money Market Funds in which event Bank One will charge a 50 basis point .005 cash management fee. The One Group will pay Banc One Investment Advisors Corporation, an affiliate of BANK ONE, as investment advisory fee as described in the prospectuses.

             Cash balances may be invested in an alternative short-term investment fund in which event Bank One will charge a 50 basis point .005 cash management fee. However, no credit will be given against annual fees as previously described with respect to Bank One deposit accounts or The One Group Investments.

      In determining the general schedule of fees, Bank One takes into consideration the various incidental benefits accruing to it from the operation of the accounts. Collected funds must be on deposit prior to disbursement of payments. In addition, Bank One has the use of funds deposited to pay checks that have not yet been presented for payment. No interest shall be paid to the client on these funds, it being understood that the float on these funds is considered is the calculation of our fees.

Should you elect to appoint Bank One as your Escrow Agent, we request that you sign and return the enclosed copy of this attachment acknowledging your agreement to these fees, terms, and conditions.

ACKNOWLEDGMENT AND ACCEPTANCE

The undersigned agrees to the above quoted fees, terms, and conditions.

By:
   ---------------------------------------------------------

Date:
     -------------------------------------------------------

The One Group is a family of registered, open-ended mutual fund portfolios. Banc One Investment Advisors Corporation, an indirect subsidiary of BANK ONE CORPORATION, serves a investment advisor to The One Group for which it receives advisory fees. Shares of The One Group are not endorsed or guaranteed by and do not constitute obligations of BANK ONE CORPORATION or its affiliates. INVESTMENTS IN THE ONE GROUP FUNDS INVOLVE INVESTMENT RISK INCLUDING POSSIBLE LOSS OF PRINCIPAL. SHARES OF THE ONE GROUP ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER GOVERNMENTAL AGENCY OR GOVERNMENT SPONSORED AGENCY OF THE FEDERAL GOVERNMENT OR ANY STATE.

                                     EXHIBIT C

              (a) 5,500,000 shares of the common stock of Louis Dreyfus Natural Gas Corp., an Oklahoma corporation, represented by 11 certificates of 500,000 shares each, bearing the following numbers: C-017275, C-017276, C-017267, C-017287, C-017289, C-017290, C-017291, C-017293, C-017294, C-017295
and C-017300 and by the corresponding Stock Powers, which shall be delivered to the Escrow Agent on or before September 10, 1999;

              (b) 5,500,000 shares of the common stock of Louis Dreyfus Natural Gas Corp., an Oklahoma corporation, represented by 11 certificates of 500,000 shares each, bearing the following numbers: C-017270, C-017277, C-017278, C-017279, C-017280, C-017281, C-017282, C-017283, C-017284, C-017285
and C-017286 and by the corresponding Stock Powers, some or all of which may be delivered to the Escrow Agent from time to time in the future;

              (c) a copy of the Assignment, dated as of September 8, 1999, by Louis Dreyfus Natural Gas Holdings Corp. to Anatoly Sverdlin, individually and derivatively on behalf of Automated Marine Propulsion Systems, Inc. and consented to by Louis Dreyfus Natural Gas Corp.;

              (d) a copy of the Assignment Of Equity Interest In Shares, dated as of September 8, 1999, by Louis Dreyfus Natural Gas Holdings Corp. to Anatoly Sverdlin, individually and derivatively on behalf of Automated Marine Propulsion Systems, Inc.; and

              (e) amounts which may be delivered to the Escrow Agent from time to time in the future on account of certain Louis Dreyfus Natural Gas Corp. common stock dividends received by Louis Dreyfus Natural Gas Holdings Corp. and forwarded to the Escrow Agent.

                                     ASSIGNMENT

              Assignment (this "Assignment") by Louis Dreyfus Natural Gas Holdings Corp. ("Pledgor") to Anatoly Sverdlin, individually and derivatively on behalf of Automated Marine Propulsion Systems, Inc. (collectively, the "Secured Party").

              WHEREAS, pursuant to a Registration Rights Agreement dated as of November 9, 1993 by and between Louis Dreyfus Natural Gas Corp. ("Issuer") and Pledgor the ("Rights Agreement"), Pledgor possesses certain rights to cause shares issued by Issuer that have not been registered under the Securities Act of 1933 ( the "Unregistered Shares") to be registered under certain circumstances.

              WHEREAS, by amendments to the Rights Agreement dated December 27, 1995 and May 1, 1998, respectively (the "Amendments"), Pledgor granted to Societe Generale, as agent for certain banks to which certain of the Unregistered Shares had been pledged (the "Pledge"), and to L.D. Fashions Holdings Corp. ("Fashions"), to which certain of the Unregistered Shares had been sold, rights to register the Unregistered Shares that were pledged under the Pledge and the Unregistered Shares that were transferred to Fashions, in each case that are senior in right to register to the rights retained by Pledgor (the "Retained Rights").

              WHEREAS, by a Grant of Security Interests dated the date of this Assignment (the "Grant"), Pledgor has granted to the Secured Party a security interest in the Unregistered Shares held by Pledgor, subject to the rights granted under the Pledge, and agreed to assign to the Secured Parry the Retained Rights.

              WHEREAS, this Assignment is entered into to effect Pledgor's agreement to assign the Retained Rights to the Secured Party.

              NOW, THEREFORE, Pledgor hereby makes this Assignment to the Secured Party on the following terms and conditions:

              1. Pledgor assigns to the Secured Party all of Pledgor's right and title to and interest in the Retained Rights as part of the Collateral (as that term is defined in the Grant) under the terms set forth in the Grant in accordance with the terms of this Assignment.

              2. As provided in the Grant, this Assignment will be delivered to and held by the Escrow Agent (as that term is defined in the Grant) and will become effective only if and when this Assignment is delivered by the Escrow Agent to the Secured Party as provided under the Escrow Agreement (as that term is defined in the Grant); and upon that delivery to the Secured Party, the Secured Party may exercise all of the Retained Rights as fully as if it were named as a party to the Rights Agreement and Pledgor will take such actions (including, but not limited to, executing and delivering such further instruments, documents and agreements) as may be necessary or desirable to evidence the assignment by Pledgor referred to above and to enable the Secured Party to exercise the Retained Rights.

              3. If this Assignment is delivered to the Secured Party by the Escrow Agent pursuant to Section 2, and as a condition to its exercise of the Retained Rights, the Secured Parry will perform all of the obligations that Pledgor has under the Retained Rights.

              4.     This Assignment may not be assigned by the Secured Party.

              5. THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. PLEDGOR SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURT, THAT IS, THE 295TH JUDICIAL DISTRICT COURT SITUATED IN HARRIS COUNTY, TEXAS. ALL DISPUTES AND CONTROVERSIES RELATING TO THIS ASSIGNMENT OR TO ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS ASSIGNMENT SHALL BE DETERMINED BY THE COURT.

Signed by Pledgor as of September 8, 1999.

                                   LOUIS DREYFUS NATURAL GAS HOLDINGS CORP.

                                   By:
                                      -----------------------------
                                      Name:  Connie S. Linhart
                                      Title:  President & Treasurer

The undersigned hereby consents to the assignment set forth above:

LOUIS DREYFUS NATURAL GAS CORP.

BY
  --------------------------

Its:

Date:  September __, 1999